EX. 77Q1(e)

						Annex A
					 July 1, 2008

The division of investment adviser and administrator services and the compensation for such services shall be as follows:


Goldman Sachs Asset Management			Annual Rate (%)

Goldman Sachs Growth and Income Fund		0.75% on first $1 billion
	0.68% over $1 billion up to $2 billion
	0.65% over $2 billion up to $5 billion
	0.64% over $5 billion up to $8 billion
	0.63% over $8 billion

Goldman Sachs Mid Cap Value Fund			0.80% on first $2 billion
	0.72% over $2 billion up to $5 billion
	0.68% over $5 billion up to $8 billion
	0.67% over $8 billion

Goldman Sachs Structured Small Cap Equity Fund	0.75 on first $2 billion
	0.68% over $2 billion up to $5 billion
	0.65% over $5 billion up to $8 billion
	0.64% over $8 billion

Goldman Sachs Structured U.S. Equity Fund		0.65% on first $1 billion
	0.59% over $1 billion up to $2 billion
	0.56% over $2 billion up to $5 billion
	0.55% over $5 billion up to $8 billion
	0.54% over $8 billion

Goldman Sachs Capital Growth Fund			0.75% on first $1 billion
	0.68% over $1 billion up to $2 billion
	0.65% over $2 billion up to $5 billion
	0.64% over $5 billion up to $8 billion
	0.63% over $8 billion

Goldman Sachs Government Income Fund		0.54% on first $1 billion
	0.49% over $1 billion up to $2 billion
	0.47% over $2 billion up to $5 billion
	0.46% over $5 billion up to $8 billion
	0.45% over $8 billion

Goldman Sachs Core Fixed Income Fund		0.40% on first $1 billion
	0.36% over $1 billion up to $2 billion
	0.34% over $2 billion up to $5 billion
	0.33% over $5 billion up to $8 billion
	0.32% over $8 billion

Goldman Sachs Growth Opportunities Fund		1.00% on first $2 billion
	0.90% over $2 billion up to $5 billion
	0.86% over $5 billion up to $8 billion
	0.84% over $8 billion
Goldman Sachs Money Market Fund	0.35%


Goldman Sachs Asset Management International

Goldman Sachs Strategic International Equity Fund		1.00% on first $1 billion
	0.90% over $1 billion up to $2 billion
	0.86% over $2 billion up to $5 billion
	0.84% over $5 billion up to $8 billion
	0.82% over $8 billion






GOLDMAN SACHS VARIABLE INSURANCE TRUST		GOLDMAN SACHS ASSET MANAGEMENT
								INTERNATIONAL, an affiliate of
								Goldman, Sachs & Co.

By: ___                          			By:_________________________________
Name:    James McNamara						Name:  Ellen Porges
Title:		President						Title:

GOLDMAN SACHS ASSET MANAGEMENT, L.P.
an affiliate of Goldman, Sachs & Co.


By:
Name: Peter V. Bonanno
Title: Managing Director


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